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                                                                      EXHIBIT 11

                              THE FIRST YEARS INC.

                        PRIMARY NET INCOME PER SHARE AND
                       FULLY DILUTED NET INCOME PER SHARE

                                                                        YEAR ENDED DECEMBER 31,
                                                                        -----------------------
                                                                           1996         1995
                                                                        ----------   ----------
Primary Net Income Per Share:
     Net income available for common shares and common stock
      equivalent shares...............................................  $5,241,479   $3,724,493
                                                                        ==========   ==========
     Primary net income per share.....................................  $     1.06   $     0.80
                                                                        ==========   ==========
Shares Used in Computation:
     Weighted average common shares outstanding.......................   4,733,178    4,507,058
     Common stock equivalents -- options..............................     208,018      156,433
                                                                        ----------   ----------
Total common stock and common stock equivalent dilutive shares........   4,941,196    4,663,491
                                                                        ==========   ==========
Fully Diluted Net Income Per Share:
     Net income available for common shares and common stock
      equivalent shares...............................................  $5,241,479   $3,724,493
                                                                        ==========   ==========
     Fully diluted net income per share...............................  $     1.06   $     0.80
                                                                        ==========   ==========
Shares Used in Computation:
     Weighted average common shares outstanding.......................   4,733,178    4,507,058
     Common stock equivalents -- options..............................     218,540      166,595
                                                                        ----------   ----------
Total common stock and common stock equivalent dilutive shares........   4,951,718    4,673,653
                                                                        ==========   ==========
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